CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 33-73792 on Form N-1A of our report dated May 19, 2010, relating to the financial statements and financial highlights of Rainier Investment Management Mutual Funds, including Large Cap Equity Portfolio, Mid Cap Equity Portfolio, Small/Mid Cap Equity Portfolio, Balanced Portfolio, and Intermediate Fixed Income Portfolio and to our report dated May 19, 2010 to the financial statements and financial highlights of Rainier Investment Management Mutual Fund’s High Yield Portfolio appearing in the Annual Report on Form N-CSR of Rainier Investment Management Mutual Funds for the year ended March 31, 2010, and to  the references to us under the headings “Financial Highlights” in the Prospectuses, and “General Information” and “Financial Statements” in the Statements of Additional Information, which are parts of such Registration Statement.

//s// DELOITTE & TOUCHE LLP

Costa Mesa, California
July 29, 2010